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
CONSOLIDATED STATEMENTS OF CASH FLOWS                       U S WEST, Inc.
(UNAUDITED)
                                                   Quarter Ended
                                                   March 31,
In millions                                         1999     1998
-------------------------------------------------- -------- --------
OPERATING ACTIVITIES
 Net income                                        $  397   $  393
 Adjustments to net income:
  Depreciation and amortization                       602      532
  Deferred income taxes and amortization
   of investment tax credits                           14       40
 Changes in operating assets and liabilities:
  Accounts receivable                                  43      101
  Inventories, supplies and other current assets     (109)     (41)
  Accounts payable, accrued expense
   and advance billings                                51      201
  Other                                               (61)     (17)
-------------------------------------------------- -------- --------
Cash provided by operating activities                 937    1,209
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INVESTING ACTIVITIES
 Expenditures for property, plant and equipment      (753)    (563)
 Proceeds from (payments on) disposals of property,
   plant and equipment                                 (8)      19
 Other                                                (11)     (18)
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Cash used for investing activities                   (772)    (562)
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FINANCING ACTIVITIES
 Net proceeds from short-term debt                    256      119
 Net repayments of Old U S WEST debt                   -       (44)
 Repayments of long-term debt                        (181)     (23)
 Proceeds from issuance of common stock                16       17
 Dividends paid on common stock                      (269)    (259)
 Dividends paid to Old U S WEST                        -       (90)
 Purchases of treasury stock                           -       (21)
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Cash used for financing activities                   (178)    (301)
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CASH AND CASH EQUIVALENTS
 Increase (decrease)                                  (13)     346
 Beginning balance                                     49       27
-------------------------------------------------- -------- --------
Ending balance                                     $   36   $  373
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